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                                                                   EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 8, 1998 relating to the financial statements and financial statement schedule, which appears in Advanced Digital Information Corporation's Annual Report on Form 10-K, as amended by Form 10-K/A filed with the SEC on September 14, 1999, for the year ended October 31, 1998.


/s/ PricewaterhouseCoopers LLP

Seattle, Washington
December 21, 1999